SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2021, Andrea Acosta, the Group Vice President, Chief Accounting Officer, and principal accounting officer of BioMarin Pharmaceutical Inc. (“BioMarin” or “the Company”) notified BioMarin of her decision to resign, effective as of January 28, 2022 (the “Effective Date”), in order to pursue another career opportunity.

The Company will initiate a search for Ms. Acosta’s successor. In the event that the Company has not appointed a successor on or prior to the Effective Date, Brian Mueller, BioMarin’s Executive Vice President, Finance and Chief Financial Officer, will serve as the Company’s principal accounting officer from the Effective Date until Ms. Acosta’s successor is appointed. Mr. Mueller will continue to serve as BioMarin’s Executive Vice President, Finance and Chief Financial Officer. Mr. Mueller’s biographical information is disclosed in the Company’s Proxy Statement for its 2021 annual meeting of stockholders. Mr. Mueller has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. Mr. Mueller will not receive any adjustment to his compensation or any additional compensation in connection with performing the functions of the principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: November 3, 2021	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, General Counsel